UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

ORYON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4251 Kellway Circle Addison, Texas 75001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 267-1321

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.03 Bankruptcy or Receivership

Filing for Protection Under Chapter 11 of the U.S. Bankruptcy Code

Oryon Technologies, Inc. (“Oryon” or the “Company”) filed a Petition for protection under Chapter 11 of the U.S. Bankruptcy Code on May 6, 2014. The following is information relating to such filing.

1.	The name of the proceeding is In Re: Oryon Technologies, Inc., F/D/B/A Oryon Holdings, Inc., F/D/B/A Eaglecrest Resources, Debtor - EIN: 26-2623767 - 4251 Kellway Circle, Addison, Texas 75001.

2.	The identity of the court is The United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

3.	The above Court assumed jurisdiction of the above proceeding on May 6, 2014.

4.	No receiver, fiscal agent or similar officer has been appointed in the proceeding. No order confirming a plan of reorganization, arrangement or liquidation has been entered.

The filing was driven by a number of factors external to the company’s on-going business, including the following:

a)	EFL Tech B.V., a Holland corporation (“EFL Holland”), which purchased a majority of Oryon's outstanding common stock under a Subscription Agreement that had its initial closing on January 21, 2014 (the “EFL Holland Transaction”), breached that agreement by failing to make a payment of $250,000 to Oryon on March 31, 2014 as required by such agreement.

b)	The composition of the Board of EFL Holland legally authorized to make decisions on behalf of, and the identity of the person(s) or entities legally authorized to vote the outstanding shares of, EFL Holland were misrepresented to Oryon, with different factions, advancing different agendas, vying for control of that company.

c)	Certain persons interested in EFL Holland, including George Hatzimihail, a director of EFL Holland, and his son, Alex Hatzimihail, Chief Executive Office of EFL Tech Pty. Ltd. (an Australian corporation) but upon information and belief with no formal legal position with or connection to EFL Holland (collectively, the “Interested Parties”), conspired with Tony Chahine (upon information and belief a/k/a Antoine Chahine-Badr) the Chief Executive Officer of Myant Capital Partners, Inc., an Ontario, Canada garment manufacturer (“Myant”), subsequent to the closing of the EFL Holland Transaction, to provide Myant with a significant equity interest in, and to enable it to obtain substantial influence over or control of the operations and business of, Oryon. The Board of Directors of Oryon (after prolonged negotiations, and after careful and deliberate consideration of Myant’s offers, its history of putting companies which it acquired into bankruptcy, and Tony Chahine’s history of involvement in numerous court cases) had previously rejected bids by Myant to purchase a controlling equity interest in Oryon as insufficient and not in the best interests of the creditors and stockholders.

d)	M. Richard Marcus, the former Chief Executive Officer and a current affiliate and significant stockholder of Oryon, brought a lawsuit against Oryon and certain of its directors with respect to the EFL transaction seeking, inter alia, to unwind the EFL Holland transaction so that he, together with certain other Oryon stockholders, could sell a majority interest in Oryon to a third party for a price that reflects a control premium. Such lawsuit has consumed appreciable operating funds and management time, negatively impacting Oryon’s business activities.

e)	The Interested Parties and Tony Chahine have also conspired with M. Richard Marcus to gain his support for their efforts as described in paragraph (c) above.

f)	The Marcus lawsuit, as well as a lawsuit brought by Myant, created a business environment in which it was not possible for Oryon to attract additional investment funds outside of the protection of the Bankruptcy Court.

Upon information and belief, one or more of the Interested Parties, Tony Chahine and/or M. Richard Marcus contacted the vendor that Oryon uses to Edgarize and file periodic, current and other reports under the Securities Exchange Act of 1934 pursuant to the Securities and Exchange Commission’s (the “Commission”) EDGAR electronic filing system, purporting to be management of Oryon. Based on such misrepresentation, such persons prevailed upon such vendor to utilize the unique identifying codes and passwords supplied to Oryon by the Commission to file, on May 7, 2014, the unauthorized Form 8-K Current Report with a Date of Report of May 2, 2014.

Oryon believes that its extensive electroluminescent (EL) patent portfolio, production-ready Elastolite® flexible lighting products and technology, wearable electronics market interest and customer support can create a healthy business under the reorganization protection of the Bankruptcy Court.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Name

1	Oryon Press Release dated May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014	ORYON TECHNOLOGIES, INC.

	By:	/s/ Mark E. Pape
Mark E. Pape, Chief Financial Officer